UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

Longs Drug Stores Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8978	68-0048627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 North Civic Drive Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2007, Longs Drug Stores California, Inc., a wholly-owned subsidiary of Longs Drug Stores Corporation (the “Company”), entered into the First Amendment (the “First Amendment”) to its Credit Agreement (the “Credit Agreement”), dated as of August 6, 2004, by and among the Company and the lenders party thereto. The First Amendment, among other things, (i) raises the limit on the Company’s option to increase the credit facility borrowings and letter of credit capacity from $345,000,000 to $400,000,000, (ii) extends the termination date of the credit facility from August 6, 2009 to January 30, 2012, (iv) reduces the interest rates for LIBOR-based loans under the credit facility, and (iii) makes other definitional, administrative and covenant modifications to the Credit Agreement. The foregoing description is qualified in its entirety by reference to the text of the First Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On January 30, 2007, Longs Drug Stores Corporation issued a news release regarding the Company’s amendment to its credit agreement. The full text of the news release is furnished as an exhibit hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being furnished as part of this Form 8-K:

Number	Exhibit
10.1	First Amendment to Credit Agreement, dated as of January 30, 2007, by and among the Company and the lenders party thereto.

99.1	News Release of Longs Drug Stores Corporation dated January 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007	Longs Drug Stores Corporation
(Registrant)

	By:	/S/ ROGER L. CHELEMEDOS
	Name:	Roger L. Chelemedos
	Its:	Senior Vice President—Finance,
Controller and Treasurer